CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2017, relating to the financial statements and financial highlights of Rational Dividend Capture Fund, Rational Risk Managed Emerging Markets Fund, Rational Real Strategies Fund, Rational Defensive Growth Fund, Rational Strategic Allocation Fund, and Rational Dynamic Momentum Fund, each a series of Mutual Fund and Variable Insurance Trust, for the year or period ended December 31, 2016, and our report dated May 31, 2016, relating to the financial statements and financial highlights of Iron Horse Fund (predecessor fund to Rational Iron Horse Fund), a series of Northern Lights Fund Trust, for the year ended March 31, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

April 28, 2017